Exhibit 99.1

        SALT LAKE CITY, July 19 /PRNewswire-FirstCall/ -- Zions Bancorporation (Nasdaq: ZION) announced today that its board of directors declared a regular quarterly dividend of $0.32 per common share payable August 25, 2004 to shareholders of record on August 11, 2004.

Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

SOURCE Zions Bancorporation

-0- 07/19/2004 /CONTACT: Clark Hinckley of Zions Bancorporation, 801-524-4787/ /Web site: http://www.zionsbancorporation.com / (ZION)
CO: ST: IN: SU:	Zions Bancorporation Utah FIN DIV